Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

BAR HARBOR BANKSHARES

i

ARTICLE I

Articles of Incorporation, Registered Office, Clerk,

Seal and Section Headings

Section 1. Articles of Incorporation. The name of this Corporation shall be as set forth in the Articles of Incorporation. References in these Bylaws to the Articles of Incorporation shall mean the Articles of Incorporation of the Corporation as from time to time in effect. References to the Maine Business Corporation Act (the "Act") shall mean 13-C M.R.S.A. Section 101 et. seq., or to any successor provisions, as in effect from time to time.

Section 2. Registered Office. The registered office shall be that office specified in the Articles of Incorporation.

Section 3. Clerk. The Clerk of the Corporation shall be a resident of the State of Maine. The initial Clerk shall be named in the Articles of Incorporation and shall serve until his or her resignation from office or until a successor is elected by vote of the Board of Directors. The Clerk shall keep on file a list of all shareholders of the Corporation and shall keep, in a book kept for such purpose, the records of all meetings of the shareholders, including records of all votes and minutes of the meetings. The Clerk may certify votes and actions of the Board of Directors and its committees, and shall perform such other duties and have such powers as are prescribed by the Act. The Clerk shall have custody of the corporate seal and may affix the same on documents requiring it, and attest to the same.

Section 4. Seal. The seal of this Corporation shall be circular in form with the name of the Corporation, the word "Maine" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular documents or instrument, in which case such wafer seal affixed to such document or instrument shall be the corporate seal of this Corporation thereon for all purposes provided by law.

Section 5. Section Headings. The headings of Articles and Sections set forth herein are for convenience only, and shall not be taken into account in construing these Bylaws.

ARTICLE II

Annual Meeting of Shareholders

Section 1. Place and Date.

1.1 Annual Meetings of the shareholders shall be held on the third Tuesday in the month of May each year at the principal office of the Corporation in Bar Harbor, Maine, unless the Board of Directors shall fix some other place within or without the State of Maine for such meetings, at such date and hour as may be fixed by the President or by the Board of Directors, or at such other date, time and location as the Board of Directors may designate. At the Annual Meeting, the shareholders shall elect a Board of Directors and shall transact such other business as may be brought before the meeting.

1.2 To the maximum extent allowable under Maine law, the Board of Directors may authorize shareholders to participate in a meeting of shareholders by means of remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board of Directors.  At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to (A) verify that each person participating remotely is a shareholder; and (B) provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

Section 2. Notice; Record Date; Determining Shareholder Entitlements. Unless waived in the manner prescribed by law, written notice of the Annual Meeting stating the place, day and hour thereof shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by mail or other electronic means. The notice must include the record date for determining the shareholders entitled to vote at such meeting, if such date is different than the record date for determining shareholders entitled to notice of the meeting. Notice shall be given by or at the direction of the President, the Clerk, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting, provided such record date shall be a date not more than seventy (70) days prior to the date of the meeting. The record date for a shareholders’ meeting fixed by or in the manner provided by these Bylaws or by the Board of Directors, is the record date for determining shareholders entitled to both notice of and to vote at the shareholders meeting, unless in the case of a record date fixed by the Board of Directors, the Board, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting. Notice shall be effective when deposited in the United States mail with required postage, correctly addressed to the shareholder at his, her or its address as it appears in the records of the Corporation, or if electronically transmitted to the shareholder, when transmitted in a manner authorized by the shareholder. Notice of any adjourned meeting of the shareholders shall not be required to be given, except where expressly required by law, provided that the new date, time and place for reconvening the adjourned meeting are announced at the meeting at which an adjournment is taken. Attendance of a shareholder at a meeting shall constitute a waiver of defective notice and call unless the shareholder, at the beginning of the meeting, objects to holding the meeting or to transacting business and shall constitute waiver of objection to any particular matter not described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 3. Matters Considered at the Annual Meeting of Shareholders.

3.1 Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting: (a) pursuant to the Corporation’s notice of meeting; (b) by or at the direction of the Board of Directors; or (c) by any shareholder of the Corporation who was a shareholder of record as of the record date for shareholders entitled to vote at the meeting, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by shareholders of the Corporation under Maine law.

3.2 For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause (c) of paragraph 3.1 of this Bylaw, the shareholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Clerk at the principal executive offices of the Corporation not later than the close of business of the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s Annual Meeting. Notwithstanding the foregoing, in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past 3 years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 5.2 of this Article, and  (iv) an undertaking to notify the Corporation in writing of any change in the information called for by clauses (i), (ii), and (iii) as of the record date for such meeting, by notice received by the Clerk at the principal executive offices of the Corporation not later than the 10th day following such record date; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other shareholders; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such shareholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (viii) an undertaking by the shareholder and beneficial owner, if any, to notify the Corporation in writing of any change in the information called for by clauses (c)(i)-(vii) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following such record date.

Section 4. General.

4.1 Only such persons who are nominated in accordance with the provisions of these Bylaws shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting or special meeting of shareholders as shall have been brought before the meeting in accordance with the provisions of these Bylaws. The Board of Directors or a designated committee thereof shall have power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these Bylaws. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of these Bylaws, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of these Bylaws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of these Bylaws, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

4.2 For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

4.3 Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 5. Required Vote for Directors; Qualifications.

5.1 Vote. Each director to be elected by the shareholders shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

5.2 Submission of Questionnaire, Representation, Qualifying Shares. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.2 of this By-Law) to the Clerk at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Clerk upon-written request), and a written representation and agreement (in a form to be provided by the Clerk) that the person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) beneficially owns, or agrees to purchase within one year if elected as a director of the Corporation, at least five hundred (500) shares of common stock of the Corporation ("Qualifying Shares"), and will not dispose of such shares so long as such person is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE III

Special Meetings of Shareholders

Section 1. Place and Date. Special meetings of shareholders for any purpose or purposes may be held at such time and place, within or without the State of Maine, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Call. Section 3. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors or upon the written demand in proper form of the holders of not less than 10% of the shares of stock entitled to vote at the meeting (the “Requisite Percent”), unless otherwise prescribed by statute and describing the purpose for which it is to be held.  To be in proper form, such request (each, a “Special Meeting Request”) must be signed by each shareholder requesting a special meeting (or their duly authorized agents), state the specific purpose(s) of the proposed meeting and include all information that is required to be delivered pursuant to Article III, Section 3 of these Bylaws.  In determining whether a special meeting of the shareholders has been requested by the shareholders representing at least the Requisite Percent, multiple Special Meeting Requests delivered to the Clerk will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting as determined in good faith by the Board of Directors, and (ii) each Special Meeting Request has been dated and delivered to the Clerk within 60 days of the earliest dated Special Meeting Request.

Section 3. Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of special meeting (a) by or at the direction of the Board of Directors or any committee thereof or shareholders pursuant to Article II, Section 3.2 hereof, or (b) provided that the Board of Directors or shareholders pursuant to Article II, Section 3.2 hereof has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time the notice provided for in this Bylaws is delivered to the Clerk and at the time of the special meeting, (ii) is entitled to vote at the special meeting, and (iii) complies with the notice procedures and conditions set forth in these Bylaws (including the information and eligibility requirements in Section 3.2 of Article II as to such nomination. For the avoidance of doubt, the foregoing clause (b) of this Section 3 of Article III shall be the exclusive means for a shareholder to propose nominations of persons for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected, whether such meeting is called by the Board of Directors or by the Requisite Percent pursuant to Article III, Section 2. In the event the Corporation calls a special meeting for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 3.2 of Article II (including the completed and signed questionnaire, representation and agreement required by Section 5.2 of Article II) shall be delivered to the Clerk at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the adjournment or postponement of a special meeting as to which notice has been sent to shareholders, or any public announcement with respect thereto, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Section 4. Shareholder Requested Special Meeting. Except as provided in the following sentence, a special meeting requested by shareholders shall be held at such date and such time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than 90 days after the receipt by the Clerk of a Special Meeting Request in proper form to call a special meeting.  A special meeting requested by shareholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting of shareholders for the immediately preceding annual meeting of shareholders and ending on the earlier of (x) the date of the next annual meeting of shareholders and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting of shareholders, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) other than the election of directors, was presented at a meeting of shareholders held not more than 12 months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the shareholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), or (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held. For purposes of this Article III, Section 4, the date of delivery of the Special Meeting Request shall be the first date on which a valid Special Meeting Requests constituting not less than the Requisite Percent have been received by the Clerk.

Section 5. Notice. Unless waived in the manner prescribed by the Act, written notice of a special meeting of shareholders, stating the place, if any, day and hour thereof, and the purpose or purposes for which the meeting is called, shall be delivered in the manner prescribed for the Annual Meeting of Shareholders.  No business shall be transacted at such special meeting except as stated in the notice of meeting thereof and business transacted at any shareholder requested special meeting shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from including additional matters in (or in accordance with) the Corporation’s notice of meeting or otherwise submitting matters to the shareholders at any shareholder requested special meeting.

Section 6. Record Date. The Board of Directors may establish record dates for one or more voting groups in order to determine the shareholders entitled to notice and vote at any meeting of the shareholders in the manner prescribed for the Annual Meeting of Shareholders.

ARTICLE IV

Voting of Shares, Proxies, Quorum, and Voting Inspectors

Section 1. Voting Rights. Except as otherwise provided by the Articles of Incorporation or these Bylaws, each outstanding share of stock entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except to the extent that the vote of a greater number of shares or voting by voting groups is required by statute or by the Articles of Incorporation, at any meeting of shareholders which has been duly called, or notice and call of which has been unanimously waived, and at which a quorum is present, any corporate action (excepting the election of directors) may be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine, provided that shares held by another corporation in which the Corporation owns a majority of shares entitled to vote for the election of directors may not vote. Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name.

Section 2. Proxies. At all meetings of shareholders, a shareholder may vote the shareholder’s shares in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission containing or accompanied by information from which one can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney in fact authorized the transmission. Such proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the Clerk of the Corporation or the inspector of election, if one has been appointed, either before or at the time of the meeting. Proxies shall be valid only for one meeting, to be specified therein, and any adjournment of the meeting.

Section 3. Quorum. Unless otherwise specified in the Corporation’s Articles of Incorporation, a majority of the shares of stock entitled to be cast on a matter by the voting group entitled to vote thereon, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 4. Voting Inspectors. Every meeting for the election of Directors and other meeting(s) at which shareholders vote shall be managed by at least one voting inspector appointed by the Board of Directors who shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The voting inspector(s) shall: (a) ascertain the number of shares outstanding and the voting power of each share; (b) determine the shares represented at the meeting; (c) determine the validity of proxies and ballots; (d) count al votes; and (e) determine and certify the results of the foregoing.

ARTICLE V

Directors

Section 1. Powers. The Board of Directors shall govern and control the business, property and affairs of the Corporation. In the management and control of the business, property and affairs of the Corporation, the Board of Directors is hereby vested with all of the powers and authority of the Corporation itself, so far as not inconsistent with other laws of the State of Maine, the Articles of Incorporation or these Bylaws.

Section 2. Number, Qualification Term; Qualifying Shares. The number of directors constituting the entire board shall be fixed from time to time only by resolution adopted by the affirmative vote of a majority of the members of the entire board of directors, provided that the minimum number of directors shall not be fewer than five (5). Directors need not be residents of the State of Maine. The directors shall be elected at the Annual Meeting of the shareholders, and each director elected shall serve until the next succeeding Annual Meeting and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal from office. No person shall be eligible to serve as a director until that person beneficially owns, or agrees to purchase within one (1) year if elected as a director of the Corporation, at least five hundred (500) shares of common stock of the Corporation ("Qualifying Shares"), and will not dispose of such Qualifying Shares so long as such person is a director of the Corporation. Qualifying Shares may not be pledged of encumbered.

Section 3. Maximum Age. Directors will not be nominated for election or re-election to the Board after their 72nd birthday, provided that the full Board may nominate candidates over 72 years of age for election or re-election to the Board for a single annual term for special circumstances as determined by the Board for the benefit of the shareholders.

Section 4. Vacancies, Resignation and Removal. Except as otherwise provided in these Bylaws, any vacancy in the Board of Directors or newly created directorships created by increase in the numbers of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director may resign his or her office by delivering a written resignation to the President or Clerk. Directors may be removed from office in the manner prescribed by the Act.

Section 5. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to pay each director for his or her expenses, if any, of attendance at each meeting of the Board of Directors and establish reasonable compensation for all directors for services to the Corporation as directors, officers or otherwise. Members of either standing or special committees may be allowed such compensation as the directors may determine for attending committee meetings.

ARTICLE VI

Meetings of the Board of Directors

Section 1. Annual Meeting. An annual meeting of the Board of Directors shall be held immediately following the Annual Meeting of the shareholders unless another place and time shall be fixed by written notice to all Directors. Otherwise, no notice of such meeting shall be necessary.

Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place within or without the State of Maine as shall from time to time be fixed by the Board. Unless otherwise specified by the Board, no notice of regular meetings shall be necessary, except as otherwise provided by the Act.

Section 3. Special Meetings, Notice. Special meetings of the Board may be called by the Chair or by the President, or upon written request signed by at least a majority of Directors. The person or persons calling the special meeting shall fix the time and place thereof. Notice of each special meeting of the Board of Directors shall be given by the Clerk or the person or persons calling the special meeting at least two (2) days prior to the time fixed for the meeting and shall specify the date, time and place thereof. Notice may be given by any usual means of communication, including telephone, letter, facsimile, electronic communication, facsimile, or in person. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of meeting, except as otherwise required by law. The giving of notice of a special meeting of the Board of Directors by the person or persons authorized to call the same shall constitute the call thereof. Any Director may waive notice of any meeting by signing a waiver of notice, either before or after the meeting.

Section 4. Attendance as Waiver of Notice. A Director's attendance at or participation in a meeting waives any required notice to that Director of the meeting unless the Director at the beginning of the meeting or promptly upon the Director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum and Vote Required. Except as otherwise required by the Act, at any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. If at any time there are fewer Directors in office than the minimum number of Directors fixed by the Articles of Incorporation, the Directors then in office may transact no other business than the filling of vacancies on the Board of Directors, until sufficient vacancies have been filled so that there are in office at least the minimum number of Directors fixed by the Articles of Incorporation.

Section 6. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (i) the Director objects at the beginning of the meeting or promptly upon arrival to holding or transacting business at the meeting; (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the Director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or such dissent is forwarded by certified or registered mail to the Clerk of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a Director who votes in favor of an action taken.

Section 7. Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors, or of a committee of the Board, may be taken without a meeting if each director or committee member, as the case may be, signs a consent describing the action to be taken and delivers it to the Corporation. Such consents shall be filed with the minutes of Directors' meetings or committee meetings, as the case may be, and shall have, and may be stated by any officer of the Corporation to have, the same effect as a unanimous vote or resolution of the Board of Directors at a legal meeting thereof.

Section 8. Participation in Meetings. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE VII

Committees

Section 1. Committees. The Board of Directors, by a resolution adopted by a majority of the entire Board of Directors, may designate from among its members one or more committees, each committee to consist of three or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent provided by the Board, shall exercise the powers of the Board of Directors in the management of the Corporation's business and affairs, subject to limitation imposed by the Act. Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors. Members of the committees may be removed from office, with or without cause, by resolution adopted by a majority of the full Board of Directors. So far as practicable, the provisions of these Bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of the committees. The Board of Directors may adopt a charter for any committee it establishes, which charter may set forth the authority and additional duties, responsibilities and limitations upon the authority of the committee to which the charter applies.

Section 2. Executive Committee. At the annual meeting of the Board of Directors, the Board shall designate from among its members an Executive Committee comprised of at least five (5) directors including the Chief Executive Officer and such additional members as the Board may determine. The Executive Committee shall have all of the powers of the Board of Directors in regard to the operations and management of the business of the Corporation when the Board is not in session, subject to any specific vote of the Board. The Executive Committee shall meet at such times and places as may be designated by the Chief Executive Officer or the Chairman of the Board. Minutes of the Executive Committee meetings must be ratified by the Board of Directors. Vacancies in the Executive Committee may be filled by a majority vote of the Board of Directors at any meeting of the Directors and any Director chosen to fill such vacancy shall hold that committee position until the next annual meeting of the Directors and until his or her earlier resignation or removal.

Section 3. Audit Committee. There shall be an Audit Committee composed of not less than three (3) independent Directors, who shall be appointed by the Board annually or more often, each of whom shall have the ability to read and understand fundamental financial statements and all of whom shall be independent of the Officers or management of the Corporation and all of whom shall be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a member of the Audit Committee. The Audit Committee shall be responsible for obtaining, reviewing and reporting to the Board on financial examinations and audits and shall also recommend to the Board policies and procedures to ensure the safety and soundness of operating practices, procedures and controls. The Audit Committee shall be responsible for the appointment, compensation, retention and oversight of the work of any independent auditor of the Corporation. The Audit Committee shall have sufficient authority and funding to engage any independent advisors and/or consultants that it deems necessary in order to carry out its duties in a diligent and appropriate manner.

Section 4. Governance Committee. There shall be a Governance Committee composed of not less than three (3) independent Directors. The Governance Committee shall be responsible for making recommendations to the Board for (a) nomination of Directors and Officers and for establishment of criteria for the selection of all such nominees, (b) establishment of the tenure and retirement policy for Directors, (c) review of the effectiveness of the Board, (d) selection of committee chairs, (e) recommendation of amendments to the Articles of Incorporation or these Bylaws, and such other duties assigned to it by the Board of Directors.

Section 5. Compensation and Human Resources Committee. There shall be a Compensation Committee composed of not less than three (3) independent directors who shall be appointed by the Board annually or more often, whose duty it shall be to oversee and review (a) salary administration including executive compensation and fringe benefits, (b) development of competencies for Officer selection criteria, (c) title recommendations, (d) performance management systems, (e) human resource development systems, and (e) employee relations.

ARTICLE VIII

Officers

Section 1. Title and Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Chief Executive Officer, a Treasurer and such other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person. The Corporation shall require security for the fidelity and faithful performance of duties by its officers, employees and agents in an amount that the Board of Directors considers necessary or that the Superintendent of the Maine Bureau of Financial Institutions may otherwise require. This security must consist of a bond executed by one or more surety companies authorized to transact business in Maine.

Section 2. When Chosen. The Board of Directors at each annual meeting of the Board of Directors shall elect the officers, none of whom need be a member of the Board.

Section 3. Additional Officers. The Board of Directors may appoint other officers and agents who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. If expressly approved by the Board of Directors, a duly appointed officer may appoint one or more additional officers or assistant officers.

Section 4. Vacancies, Term and Removal. The officers of the Corporation shall hold office until their successors have been chosen and qualified or until their earlier death, resignation or lawful removal. The President, Chair and any Vice Chair shall serve at the pleasure of the Board and until their successors have been duly elected and qualified. Other officers serve at the pleasure of the Board of Directors and the President.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the officer authorized to appoint such officer.

Section 5. President and Chief Executive Officer. Unless otherwise specified by Board of Directors, the President shall also be the Chief Executive Officer of the Corporation and, in the absence of the Chair of the Board of Directors and the Vice Chair of the Board of Directors, shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the control of the Board of Directors, the President shall be responsible for the general management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are implemented. The President may sign, together with the Treasurer or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and may execute on behalf of the Corporation any notes, bills, checks, drafts, contracts and other obligations of the Corporation. The President, in addition to the Treasurer, may sign any deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The President shall have the authority to institute or defend legal proceedings whenever the directors or shareholders are deadlocked.

Section 6. Chair of the Board of Directors; Vice Chair of the Board of Directors. The Chair of the Board of Directors, if any, shall when present preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors may appoint a Vice Chair of the Board of Directors who shall, when present, perform the functions of the Chair in his or her absence.

Section 7. Treasurer. The Treasurer shall see that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation and shall see that all moneys and other valuable effects are deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall see that funds of the Corporation are disbursed as may be ordered by the Board of Directors, and shall see that the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, is rendered an accounting of all transactions and of the financial condition of the Corporation. The Treasurer may sign checks, drafts or orders for the payment of money unless otherwise provided by resolution of the Board of Directors and shall in general perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. In addition to the President, the Treasurer may sign deeds, leases, contracts and agreements of the Corporation authorized by a vote of the Board of Directors, unless some other person is designated by vote of the Board.

Section 8. Secretary. The Board may appoint a Secretary or Assistant Secretary in the absence of the secretary, responsible for preparing minutes of the Directors and Shareholders meetings and for authenticating records of the corporation. The Secretary shall be responsible for preparing, or causing to be prepared, accurate minutes of all Board and shareholder meetings and may authenticate records of the Corporation in the absence or unavailability of the Clerk.

Section 9. Delegation of Authority. In the case of the absence of any officer of the Corporation or for any reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of an officer to any other officer or to any director, employee, shareholder or agent for whatever period of time it deems desirable.

Section 10. Certification by Officers. Each of the following: President; any Vice President; the Treasurer; Clerk, Secretary; and the Assistant Secretary, if any, hereby is authorized to act as a second certifying officer of the Corporation.

ARTICLE IX

Contracts, Loans, Checks or Deposits

Section 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President, the Treasurer, or such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE X

Voting Shares of Other Corporations

Section 1. Voting Shares of Other Corporations. The President and the Treasurer, in that order, shall have authority to vote shares of other corporations or ownership interests of other entities standing in the name of the Corporation, and the President or Clerk is authorized to execute in the name and on behalf of this Corporation proxies appointing any one or more of the officers first above named, in the order above named, as proxies for such purpose.

ARTICLE XI

Resignations

Section 1. Resignations. Any director or other elected officer or member of any committee, may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or when delivered if no time is specified. If no time is specified, it shall take effect from the time of its receipt by the Clerk, who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

Section 2. Resignation of Clerk. The Clerk may resign only as provided by law.

ARTICLE XII

Certificates for Shares

Section 1. Certificates for Shares. Shares may but need not be represented by certificates. When certificated, such Certificates of stock shall bear the signature of the Chief Executive Officer (which may be engraved, printed or impressed), and shall be signed, either manually or in facsimile, by the Secretary, Clerk or any other officer appointed by the Board for that purpose and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face the name of the person to whom it is issued, the number of shares represented, that it is issued by "Bar Harbor Bankshares, a corporation organized under the laws of the State of Maine," and that said shares are transferable only upon the books of the Corporation properly endorsed.

Section 2. Classes and Series of Classes of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, any designations, preferences or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of said preferences or rights shall be set forth in full or summarized on the face or back of each certificate, or such certificate shall state that the Corporation will furnish without charge to any shareholder who so requests any designations, preferences or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. If no certificate has been issued, the Corporation shall, within a reasonable time following issuance of the shares, send to the shareholder a written statement containing the information required by this section.

ARTICLE XIII

Transfers and Registration of Shares and Dividends

Section 1. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the legal representative of such holder who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney, duly executed and filed with the Clerk of the Corporation, and only upon surrender for cancellation of any certificates representing such shares. Whenever any transfer shall be made for collateral security and not absolutely, that fact shall be noted in the entry of said transfer.

Section 2. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors in its discretion at any regular or special meeting, subject to restrictions imposed by law. Dividends may be paid in cash or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, in its absolute discretion, determines to be proper as a reserve or reserves for meeting contingencies, for repairing or maintaining any property of the Corporation or for such other purposes as the Board of Directors may determine to be in the best interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XIV

Lost Certificates; Inspection of Records

Section 1. Lost Certificates. The Board of Directors may direct a replacement or duplicate certificate for shares of this Corporation to be issued in place of any certificate previously issued by the Corporation and alleged to have been lost, destroyed or mutilated. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation and its officers and agents from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or mutilated. The powers and duties of the Board prescribed in this ARTICLE XIV may be delegated in whole or in part to any registrar or transfer agent.

Section 2. Inspection of Records. As a condition to allowing inspection of financial records of the Corporation by a shareholder or the provision to a shareholder of a copy of the Corporation’s financial statements, the Board of Directors may require that the shareholder enter into a written confidentiality agreement with the Corporation pursuant to which the shareholder agrees (i) to keep confidential all financial information provided by the Corporation; (ii) not to disclose any such information to third parties without the express prior written consent of the Corporation; and (iii) not to use, directly or indirectly, any information provided in order to compete with the Corporation or for any other purpose not in the best interests of the Corporation. The Corporation may withhold disclosure of financial information from a shareholder until such an agreement, if requested, has been executed and delivered. In addition, the Board of Directors may withhold or restrict disclosure of financial information to any shareholder upon making a good faith determination that such disclosure or request for disclosure has or will be used to harass the Corporation, to gain advantage in a suit or claim brought or threatened against the Corporation, or for any other purpose that, in the good faith judgment of the Board, is inconsistent with the interests of the Corporation. The inspection rights granted by 13-C Section 1602 shall be deemed to apply to financial statements prepared by the Corporation’s outside accounting firm and interim financial statements prepared by management but shall not include work papers and notes used in compiling such financial statements, customer lists, sales records or other data or records which reveal competitively sensitive information.

ARTICLE XV

Indemnification of Officers, Directors, Employees and

Agents; Insurance

Section 1. General. Subject to Section 4 of this Article XV, the Corporation shall in all cases indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or who, while a director or officer, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that the person to be indemnified acted in good faith and did not reasonably believe (i) in the case of conduct in the individual’s capacity as a director or officer, that his or her conduct was not in the best interests of the Corporation; (ii) in all other cases, that his or her conduct was in or not opposed to the best interests of the Corporation; and (iii) in the case of any criminal action or proceeding, that his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not of itself determinative that the director did not meet the relevant standard of conduct described in this section.

Section 2. Indemnification Prohibited. Unless ordered by a court of competent jurisdiction pursuant to Section 855 of the Act, the Corporation may not indemnify one of its directors (i) in connection with a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director or officer has not met the relevant standard of conduct under Section 1 of this Article XV; or (ii) in connection with any proceeding with respect to conduct for which the director or officer was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in the director's official capacity.

Section 3. Mandatory Indemnification in Certain Cases. Any provisions of these Bylaws to the contrary notwithstanding, the Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she was a director or officer of the Corporation against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the proceeding. The right to indemnification granted by this subsection may be enforced by a separate action against the Corporation, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director or officer was successful on the merits or otherwise.

Section 4. Determination in Specific Cases. Any indemnification under Section 1 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is consistent with the terms of this Article XV and the Act. Such determination shall be made as follows:

A.

if there are two or more disinterested directors, the Board of Directors by a majority vote of all the disinterested directors, a majority of whom for this purpose constitutes a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by a majority vote of all the disinterested directors;

B.	by special legal counsel:

(1) selected in the manner prescribed in Paragraph A; or

(2) if there are fewer than two disinterested directors, selected by the Board of Directors in which selection directors who did not qualify as disinterested directors may participate; or

C.	by the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as disinterested may not be voted with respect to the determination.

Section 5. Advancement of Expenses. The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because the person is a director or officer of the Corporation if the director or officer delivers to the Corporation:

A.

a written affirmation of the director’s or officer’s good faith belief that he or she has met the relevant standard of conduct described in Section 1 of this Article XV or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation’s Articles of Incorporation as permitted under the Act; and

B.

a written undertaking by the director or officer to repay any funds advanced if the director or officer is not entitled to mandatory indemnification under Section 3 of this Article XV and it is ultimately determined that the director or officer has not met the relevant standard of conduct set forth in Section 1.

The undertaking required by Paragraph B shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

Section 6. Bylaw Indemnification Rights Not Exclusive; Enforceable by Separate Action. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Act or pursuant to the provisions of the Corporation's Articles of Incorporation. A right to indemnification required by this Article may be enforced by a separate action against the Corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this section.

Section 8. Miscellaneous. For purposes of this Article, references to the "Corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation, merger, domestication or conversion. For purposes of this Article, the Corporation shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, him or her to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines," and action taken or omitted by him or her with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Corporation.

Section 9. Amendment. Any amendment, modification or repeal of this Article XV shall not deny, diminish or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

ARTICLE XVI

Fiscal Year

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XVII

Amendments

Section 1. Amendments. Alteration, amendment or repeal of these Bylaws, and the adoption of new Bylaws shall require the affirmative vote of a majority of the entire Board of Directors. As used in this Article and in these Bylaws generally, the term “entire Board of Directors” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships or any unfilled newly-created directorships.

Date adopted: May 12, 2020

/s/ Caitlin Dunston, Clerk